Exhibit 23





                  CONSENT OF GROBSTEIN, HORWATH & COMPANY LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of our report dated July 6, 2005, with respect to the financial statements of US Global Nanospace, Inc. included in its Annual Report on Form 10-KSB for the year ended March 31, 2005 filed with the Securities and Exchange Commission.




/s/ GROBSTEIN, HORWATH & COMPANY LLP
Sherman Oaks, California
January 27, 2006